1 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT NEWT - Newtek Business Services Corp Conference Call on Tax Allocation,2015 Performance and 2016 Dividend Forcast EVENT DATE/TIME: FEBRUARY 03, 2016 / 01:00PM GMT

FEBRUARY 03, 2016 / 01:00PM GMT, NEWT - Newtek Business Services Corp Conference Call on Tax Allocation,2015 Performance and 2016 Dividend Forcast 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. C O R P O R A T E P A R T I C I P A N T S Barry Sloane Newtek Business Services Corp. - Chairman, President and CEO Jenny Eddelson Newtek Business Services Corp. - EVP and CAO C O N F E R E N C E C A L L P A R T I C I P A N T S Mickey Schleien Ladenburg Thalmann & Company Inc. - Analyst Rob Brock West Family Investments - Analyst Fred Small Compass Point Research & Trading - Analyst P R E S E N T A T I O N Operator Good day, ladies and gentlemen, and welcome to the Tax Allocation 2015 Performance and 2016 Dividend Forecast Conference Call. (Operator Instructions) As a reminder, this call is being recorded. I would now like to introduce your host for today's conference, Barry Sloane, President and CEO of Newtek Business Services. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO Thank you very much, and I think we will start off by stating the name of the Company is Newtek Business Services Corp., stock symbol NEWT, and this is Barry Sloane speaking, President and CEO. I have here with me Jenny Eddelson, Chief Accounting Officer. Appreciate you all attending at an early time in the morning. Given that we've had some significant changes in the overall stock market, capital markets market, as well as our stock price, we thought it was important to establish a call a) based upon clarification of dividend information that came out, as well as changes that we had within 90 days of each other relative to our share count in the fourth quarter of 2015, which we think may be confusing to investors, and we've asked analysts to attend the call as well today. Welcome, everyone. We're calling this the 2015/2016 dividend conference call. We're going to talk about the 2015 dividend and returns to shareholders and previously issued projections relative to 2016. Here with me today is Jenny Eddelson, Chief Accounting Officer. The PowerPoint presentation is on our website, thesba.com, t-h-e-s-b-a.com. Please go to the Investor Relations section on our website. Under Presentations, you will be able to follow along. We put out a press release in the last day or two regarding the 2015 common stock dividend tax allocation. I think it's important for investors and analysts to understand the composition of our cash -- our regular quarterly cash dividends, and we reported 35.8% of the cash dividends that were part of the 2015 cash dividend are going to be reported as qualified dividends. Qualified dividends are taxed at 15% to 20% rates versus ordinary income which is more typical of BDCs. We strongly suggest each of you consult with your own tax advisors to make sure that you qualify for the qualified dividend rate, but that is clearly a significant advantage. The reason why a significant percentage of our dividends qualify at that preferential rate is because we have four or more portfolio companies which are taxed on a normal basis. They are taxed at the corporate level, and then dividends that are distributed up, they are passed through to shareholders of BDC on a qualified basis. If you were just to think about this, and this is not the case, because I just said it is 35%, but if 100% of the dividends that we would distribute were passed through at a preferential tax rate, we would have a full 2% advantage to other BDCs. So on this basis, the advantage to other BDCs, holding everything else constant at about 35%, is a 0.6% or almost three-quarters or two-thirds of a percent better than our nearest competitor. I suggest that you do your own math. My purpose of this call today is to give you all a guide. I'm going to give you specific numbers, hard numbers, share count numbers. The goal here is to try to clearly clear up some of the confusion that some of our investors, particularly retail investors are having.

FEBRUARY 03, 2016 / 01:00PM GMT, NEWT - Newtek Business Services Corp Conference Call on Tax Allocation,2015 Performance and 2016 Dividend Forcast 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. I think the other important aspect of the composition of the 2015 dividend is that the portfolio company's payment processing, technology, insurance, payroll, it's reoccurring revenue. This is good revenue from a BDC perspective because we own, operate and mentor these companies, and it's not subject to what some people might say is nonrecurring. Approximately 38% of Newtek's taxable income in 2015 was generated through dividends from controlled portfolio companies. We would also like to state that the Q4 2015 dividend of $0.40 a share was paid on January 19, 2016 and will be part of your all individual taxes in 2016. We paid a special dividend on December 31, 2015, $2.69. 100% of that is qualified. I think it's important to note that in the fourth quarter of 2015 on October 1, our outstanding shares were 10,350,000 approximately. We also reported NAV of $13.10. Why didn't we make a report at that point in time? That's the date that we declared a special dividend. The special dividend was approximately $34 million. When we declared a special dividend, which is a distribution of all our pre-BDC accumulated earnings, we needed to do because we were a RIC, we had to reduce our NAV by the $34 million and $35 million. So when you take a look at what our NAV is and many of you were trying to compute our NAV, we're not going to give you NAV today until we do our shareholder conference call. Jenny, the data on that is expected to be around --? Jenny Eddelson - Newtek Business Services Corp. - EVP and CAO Around March 9. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO March 9 plus or minus. We haven't come out with that yet, but we are going to be doing our earnings at around March 9. We are a SOX 404 filer for the first time. We need a little bit more time to get our full filing out so that's when we'll be reporting earnings. So many investors are trying to figure out what our NAV will be by December 31. Now we haven't done our analysis, the Board has been signed off on it, but some of the things that happened from October 1 to December 31 are as follows. Number one, we did a share count. We did a share raise. We raised approximately $36 million, and after the raise, our share count was $12.65 million. Then at December 31, we did the special dividend, which shareholders of the record date of November 18 received additional shares, which brought our share count up to $14.5 million. I wish I had a different set of circumstances. But the fact of the matter is, we needed to do the special dividend for the purposes of qualifying as a RIC. The RIC gives us very beneficial tax treatment. The BDC income is not corporately taxed. The portfolio company is -- was very beneficial by our Company. Beneficial to the point as we go through the presentation and you look at our return for 2015, we estimated that we returned 25% to shareholders in 2015. And looking at a Ladenburg Thalmann research report from approximately December 14, Ladenburg had the industry down approximately 4% on the mean and down 1% on the median. So we significantly outperformed according to Ladenburg's research much of the other BDCs, and we believe that's based upon our model. Unfortunately, BDCs and many non-bank lenders have gotten really hit hard in the stock price as, frankly, as many other small banks have gotten hit in the month of January. Our stock prices suffered along with theirs. We believe we are a different entity. We have different attributes to go here today is to go on record with share counts, dividends per share, and try to clear up some of the misinformation that we think that is floating around in the market. On slide number 1, I would like to call your attention to the tables. We're showing the exact distribution amount of the cash and the special dividend. I would like to note that the 25% return that I talked about earlier was based upon three cash quarterly distributions, $0.39, $0.47, $0.50, and the special dividend of $2.69. So on a cash basis -- I want to repeat, on a cash basis, in shares and cash, this is how we compute the 25% return. The Q4 dividend, which was part of what we are required to do as a RIC, was paid in the first quarter January 19, 2016, that will be taxable. And that will be part of investors performance in total return in 2016. We will discuss that later in the presentation. I'd like to go to slide number 2. This is a little redundant. The 2015 return that we talked about, 25%, includes $1.36 of cash paid in three quarterly cash dividends and the one-time $2.69. Once again, the fourth-quarter return is not part of the 25%. The net asset value in October 1, $13.10. Now what happened between the $13.10 in December 31? Well, you could add approximately $36 million which was in the share range, and you could add approximately $25 million worth of shares or an additional $60 million. So the NAV of $13.10, which is based on a share count of $10.3 million, equaled approximately $135 million, $136 million of net NAV. So holding everything else

FEBRUARY 03, 2016 / 01:00PM GMT, NEWT - Newtek Business Services Corp Conference Call on Tax Allocation,2015 Performance and 2016 Dividend Forcast 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. constant, which you shouldn't do, by the way, because we're going to have to reevaluate and the board is going to approve, all the valuations on the assets, but if everything remains constant, if you take $136 million and $60 million, and then there's going to be a lot of other movement based upon things that have happened in the market, based upon the board's determination of what our assets are worth, it would come out to be $195 million of NAV. And you can take the $195 million, you could divide it by the current share count of $14.5 million, and you could all compute your own NAV. You can clearly see that our stock is trading prospectively -- I say prospectively -- at a discount to NAV. So to continue on page number 2. Shareholders of record on November 18 received at least 15% in additional shares in connection with the special dividend. So if you owned the stock, part of your $2.69 was paid out in shares. So what this did was -- and there seems to be a significant amount of confusion because the dividend per share, particularly in 2016, has gone down. However, most of our stockholders, we believe, own the stock as of November 18. So they owned 1.15 approximately more shares. It depends upon what their election was. So I've heard people say, why did you cut your dividend? The fact of the matter is this special dividend is similar to a stock split. So people got additional shares. You guys can all do your own different calculation of what the $1.50 that we put out there in cash per share, but you can also divide it by 0.85, gross it up, and you are going to come out with approximately a similar dividend to what was paid in 2015. So I read reports about us cutting our dividend, I've seen analyst reports saying cutting the dividend, part of our profits are based upon what is industry convention. Industry convention in the BDC market, frankly, we didn't create it. I have to say it's unusual. People figure out yield, and they look at one quarter's worth of dividends. They put that on top of the stock price, and this is how they compute yield. This is the industry convention. Being a [four] bond sales person, I'm not sure I'd be comfortable with that convention. But this is currently the industry convention. We've gone out on a limb and have forecasted one year in advance, and we try to forecast conservatively so we don't miss $1.50 in dividend. Well, a lot of things can happen over the course of the last year. Would anybody have thought that stocks would have fallen so hard from December 15 to January 15? Would anybody have thought that oil prices would have fallen as significantly as they have? On December 15, most people are forecasting a 1% increase in rates rising. Well, guess what? The Fed futures as of today basically says no rates rising. So we've gone out in the market. We are at $1.50. You can actually do the math, and you were a shareholder of record and you got the special dividend, it's pretty similar. It's very close. I'm not saying we're playing horseshoes here, but our reality is we have a great Company. This is a very good investment. Not a lot has changed in our business from the fourth quarter of last year to the first quarter of this year, and we welcome reporting our reports -- our financial reports somewhere in the first or second week of March. So let's go back to slide number 2. Important, we are forecasting a 4.3% year-over-year increase in the full year of 2016 to $21.8 million or $1.50 a share compared to $20.9 million. I'm looking at a blog that a lot of people read, and I am looking at this, and it says, Newtek bases its dividends, projections and share count instead of a fixed amount. That's just false. It's just wrong. I've got investors calling me up with that. If you read what is in our Ks and Qs and if you read the press releases, we are forecasting an increase in the total dividend. So I'll be honest with you, I've spoken to a lot of my institutional holders. There seems to be a good understanding, a good comfort. We talk to them regularly. Frankly, a lot of retail people are confused. We're having this call to make sure everybody understands the fact, the fiction, and what our forecasts are. I think that's extremely important. During 2016, subject to Board approval and earning expectations being met, it is anticipated that the investors will receive five cash dividend payments during the calendar year. So what does that mean? Put the 25% approximate yield that everybody got in your pocket. That was then, this is now. For those institutions and retail investors and brokers and wealth managers that are performance-based, that was the performance, and the performance is based upon cash. So during this calendar year, you have already gotten the cash payment of $0.40. We are forecasting $1.50. We're going to endeavor to make subject to the Board's approval, and earnings expectations coming in, we're going to try to make all or a part of the $1.50 in cash payments that hit everyone's account by 2015. That's what we're hoping for; that's we're anticipating; it can't be guaranteed. Now it's very hard for us to make a cash payment, particularly with the volatility in the markets, particularly -- that we do a lot of gain on sales in the fourth quarter. We might have to do a part of what we think the dividend will be and true it up next year. But even if we did a part of it, if you take the $0.40 plus $1.50, less a part of it, you wind up with a significant number. Management is extremely interested in what shareholders report, what they earn, what they do. We're cognizant of it. I will tell you,

FEBRUARY 03, 2016 / 01:00PM GMT, NEWT - Newtek Business Services Corp Conference Call on Tax Allocation,2015 Performance and 2016 Dividend Forcast 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. this is not typical. We're not going to typically -- and I hope we never have to do this again in our history -- get on a call and explain the movement in stock price. It's a terrible practice. But there was so much confusion and misinformation, we think investors were making decisions based on misinformation. So that is why we are here today, but we believe this something that can be done. Mind you, we are forecasting the year in advance. Most BDCs go quarter to quarter. We are different. We are unusual. It takes a little more work. It takes a little bit more research. But that's -- when you look at our performance last year versus this year, it's pretty good. If you look at the current stock price versus the dividend we're forecasting, it's pretty good. Now mind you some of the BDCs are offering these types of deals. Some of the BDCs have significant exposure to oil and gas, have significant exposure to manufacturers that are selling things in China. They basically lend to high-yield credits in order to drive the yield so they can play the external management fees. That's not our business model. Our average loan size of $170,000 to $175,000, it's floating-rate. We're typically senior secured participation certificates. I would suggest you pay strong attention to our leverage ratios at December 31. We are in very good shape to not have to come back to the markets for the foreseeable future. We did our capital raising. When you invest in a Company, you invest in management. You invest in risk management. You invest in capital asset management. I think this Company did a very good job in 2015 in raising equity and debt when it did, and now we're back to business. Let's go to slide number 3. The Company reduced the total 2016 forecasted dividend from 2015 -- this is just incorrect. And I can't believe people put their name on this, they publish it, and people follow them. It's just incorrect. It's a 4.3% year-over-year increase. Now, if you go to the share count and you look at the additional 1.8 million shares that most of our shareholders received -- so you've got extra shares, approximately 15%, and you divide that by $1.50, the dividend is going to be very similar. Now we worked very hard to make sure that when we did the equity raise and with the special dividend, that investors from last year maintained -- they didn't get it exactly, but they got pretty close to maintaining the actual cash dividend per share. So now if you are an investor, would you rather have the Company raise all of that capital in debt and equity and be very well-positioned in the future to reinvest it in the things that we do to generate higher rates of return, or would you rather have us weighted for this year to try to raise equity down the road when prices were lower? So you are investing in risk management. You are investing in business management. This Company has been public in a different form as a C Corp. since 2000. My management team -- Michael Schwartz, Jenny Eddelson, Peter Downs, Jordan Stein, myself -- we have been with the Company 10 plus years in one form or another. This is not a new management team. This is not our first rodeo. If you take a look at the stock price when we were a C Corp. from three years ago to today, it's an approximate 88% return. We like what we're doing, we appreciate our investors, and we appreciate your investment. Slide 3. Realized gains from the sale of guaranteed portions of SBA loans is not reoccurring income. We say this is incorrect. Now let me clarify. When you invest in Newtek versus other BDCs, which purchase -- and I'm going to use the word purchase alone and put debt on it -- it's a coupon clipping exercise, and that's a static portfolio of loans. And there's not a lot of intrinsic value in terms of activity. And most of the BBCs are externally managed; they take out [two and 20]. That puts an investor behind the 8 ball. A significant portion of our income -- we are not hiding behind this -- comes from the sale of government guaranteed SBA 7a loans into the market. Well, guess what? We've been doing this for 12 years. So, if you read our Ks and Qs and you look at our press releases over the course of 12 years, you'll see this. How you can say this is not -- and I will use my own language -- a reoccurring event would be fallacious. Is it reoccurring income? I don't know. It depends on how you define reoccurring income. But gain on sale, it's part of investing in a Company. Now if you're an investor, would you rather own the origination franchise in all 50 states nationally, the software, the technology, the fact that we take in 4.5 million to 5 million of referrals a year and we call through them and make loans? The underwriting capability? The servicing portfolio? You own the operation. That ownership doesn't necessarily show up on the schedule of investments for a BDC. What shows up is the value of the loans. All the other stuff as value does not show up. We are just following GAAP and SEC reporting. That's -- so you can decide whether you would rather own a portfolio of loans or an actual operation that grows at double-digit returns over the course of the last three years that's got good credit performance and makes money. I mean that's your decision as an investor. We have 12 years of history selling guaranteed portions of 7a loans.

FEBRUARY 03, 2016 / 01:00PM GMT, NEWT - Newtek Business Services Corp Conference Call on Tax Allocation,2015 Performance and 2016 Dividend Forcast 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Gains. Capital gains are not part of the BDC convention of adjusted net investment income. It makes sense to me because the capital gains from the other BDCs, what are they based upon? Well, most of it is debt, so it's based upon rates falling, and I don't think that's going happen too much, or credit spreads typing. But we haven't seen that either. So if you look at why other BDCs are down, most of them are financing or investing in weaker credits. That's how you get the yield. That's how they pay the [two and 20]. We're not doing that. It's just not our business model. So when you look at the sale of guaranteed portions of 7a loans going from $12.5 million in 2011 to an estimated $29.6 million in 2015, I look at it and go, I don't think that's a bad thing. I think that's a good thing. To me, it looks like something that's happening regularly. Oh, and by the way, the number is growing. If I went based upon that, you're not necessarily paying for that. Third bullet, the capital raise in Q4 2015 was solely for the purposes of paying a dividend. Wow. Okay. The Board of Directors of this Company cannot announce a dividend unless it believes it's got the cash to pay for it. This dividend -- the special dividend was announced on October 1. The capital raise I don't think got funded until October 10, give or take. So people say that we raise the capital to pay the dividend. Dividends are paid out of taxable income. The special dividend was required to maintain our status as a RIC. The Board established as its fiduciary duty the ability to pay. It didn't speculate on a capital raise. That would be imprudent, particularly with these markets. So this is just a silly, silly comment. Our differentiated business model. We are an internally managed BDC. We do not pay the [two and 20] to management. Management's interest, very much in line with shareholders. The portfolio companies are wholly-owned and managed, most for over 10 years. We have a reoccurring stream of income that is not credit sensitive. If you like diversification, we are an interesting instrument. 38% of our income is from non-credit sensitive businesses. Are they sensitive to stronger economy versus weaker economy? Absolutely. But it's not like a lending credit. Portfolio companies include but are not limited to, Newtek Merchant Solutions -- that's our payment processing business. I would suggest you look at market multiples for First Data, [Tesys], etc. Newtek Technology Solutions. Premier Payments. Small Business Lending, which is our third-party servicing unit. Newtek Business Credit, those lines of credits based on receivables and inventory to small businesses. Newtek Payroll Services. Newtek Insurance Agency, our licensed 50 state insurance agency. We talked about our 25% return in 2015 subject to pricing. We are drawing off a really good dividend versus the price of the stock currently. Our three-year total return, this is prior to us becoming a BDC for C Corp. December 31, 2015, 88.4%. We talked about the valuation of our lending business. Importantly, the struggles that other BDCs are having in non-bank peer-to-peer lenders of which we think we have really not that much in common, except for the fact that we have a tax advantage structure, and importantly, we fit the model of what a BDC does. Provide funding to small businesses but doing it out of an operating entity that has a full operation under it, as well as mentoring services and other services at the business as we fit the -- we're not having an oil and gas, we're not manufacturing in China, we don't have to do 12%, 11%, 13%, 14% loans with equity kickers, which are higher yielding, and obviously the risk goes along with that. If you look at the capital markets, the high-yield market has gotten crushed. Weaker credits have gotten crushed. There is a rationale for other BDCs trading lower. I'm not sure if we have that rationale, except that we are lumped into the BDC space. Jenny? We really appreciate your time this morning. Sorry for spending so much time. I think this was important. The next time you'll be hearing from us is our quarterly conference call, and we would now like to take questions. Q U E S T I O N A N D A N S W E R Operator (Operator Instructions) Mickey Schleien, Ladenburg. Mickey Schleien - Ladenburg Thalmann & Company Inc. - Analyst

FEBRUARY 03, 2016 / 01:00PM GMT, NEWT - Newtek Business Services Corp Conference Call on Tax Allocation,2015 Performance and 2016 Dividend Forcast 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. I have a question. First of all, thanks for holding the call. I think it's useful for everyone. I do have a couple of questions with regard to your dividend guidance for 2016. I would like to understand what assumptions you've made about premiums on loan sales. The mixture of 10-year and 25-year 7a loans and the mixture of 7a and 504 loans for this year that supports the guidance that you've provided. And I have one more follow-up question. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO Mickey, I realize that from your standpoint as an analyst, you would love to know what that mixture is, and I won't sit here and tell you that there is not a lot of volatility in the market. The reason why the markets -- all markets have corrected as hard as they have been is because it's extremely difficult for us and others to figure out where are treasury rates, where's loan volume? So all of the items that you mentioned, the pricing of governments, our total loan volume, those variables move around -- they moved around on us last year significantly. I think what you are going to see -- and this is not just based upon the price of the government -- it's based upon our mix of loans that we did in 2015. When I say our mix, 10 years versus 25 years, commercial real estate backed versus maybe residential and others backed, that changes the gain on sale pricing. We're not prepared today to go into that mixture. I believe we will do that on the call and tell you where we are punching out. But I was asked by an investor, hey, I thought your dividend was supposed to be growing. Well, look. We just raised a lot of equity. We've got to put that capital out prudently. That tends to have a drag. But what we are comfortable with this point time is a $1.50. So I can't give you a breakdown. We may I would say more likely than not do that on the call of a variety of different businesses and give you granularity. And right now, the treasury market has rallied significantly. So, although it hasn't necessarily shown up in capital markets price because there's not a lot of training going on and balance sheets are being cleared, we think that this will bode for pretty good bid for governance. I will tell you that the break -- the one thing I can disclose to you is the breakout of loan volume. $30 million, I believe, was for 504 loans, and we think that was modest. And I think $280 million -- $270 million to $280 million was 7a, and the 504 business gives us no balance sheet. But relative to pricing, I would rather hold back on that at this point in time because the markets are extremely volatile. And please understand, you're asking me to forecast one year's worth of pricing activity in a capital market where, gee, I think oil prices are down 25%. I've got some of my competitors that their stock prices are down 30% to 40%. It's just really volatile. So I'm going to (multiple speakers) Mickey Schleien - Ladenburg Thalmann & Company Inc. - Analyst Yes, I understand it's a difficult question. But I'm sure the board had to make some assumptions in regard to my question to get to the $1.50. But fair enough, I understand it's -- we are in a very volatile time. I just wanted to confirm what I heard you say, $30 million of 504 and how much of 7a? Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO $270 million to $280 million. Mickey Schleien - Ladenburg Thalmann & Company Inc. - Analyst 2-7-0 to 2-8-0? Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO Right, which is a pretty good increase, and we put that release out there. We gave total volume. Mickey Schleien - Ladenburg Thalmann & Company Inc. - Analyst

FEBRUARY 03, 2016 / 01:00PM GMT, NEWT - Newtek Business Services Corp Conference Call on Tax Allocation,2015 Performance and 2016 Dividend Forcast 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Yes, I know you gave total. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO Yes, the 504 business, because you don't have any balance sheet after the second is taken out -- Mickey Schleien - Ladenburg Thalmann & Company Inc. - Analyst Yes. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO Provides, number one, no credit risk going forward because you sell the whole loan, but the return on equity is actually higher than the 7a business. Mickey Schleien - Ladenburg Thalmann & Company Inc. - Analyst I understand. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO And we think that's a growth business. So one of the things I want to point out because I know how -- bear with me for a second, because we've gotten -- you are the research analyst, and you guys take your slide rulers out and you figure out these trends, which is important; that's what you do. We've got to manage a lot of different variabilities, a lot of different movements all at the same time. An investment in Newtek is an investment in the management; it's an investment in the business model. So sometimes, one thing pushes and one thing pulls. And I think that the markets -- I had a meeting yesterday. I had an investor that was shocked that 38% to 39% of our earnings comes from the portfolio companies. And we stated previously we want that to be a bigger, bigger piece of the pool. By the way, we love the SBA 7a business, and we think that with their being of like quality, I'm not overly concerned that this market comes back once it shakes out a little bit. But anyway, that's where we are. Mickey Schleien - Ladenburg Thalmann & Company Inc. - Analyst Well, that actually segues in my follow-up question. I'm curious how your borrowers have been behaving in the 7a market at least following the Fed's rate increase. With respect to the selection of the tenor of the loans that they are looking for or perhaps the amount of activity in the market, any color you can add in terms of how that market is reacting would be helpful. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO Appreciate that. We will definitely report our pipeline. Our pipeline is very full. We've seen no effects to the quarter-point rate increase relative to people not looking at a floating-rate 7a or a fixed rate 504, the extra 25 basis points that borrowers are now paying based upon the increase in prime, and a very small fraction of their payment because of the long add schedule, most of them are borrowers, that payment really does not make a major change. Now, once again, on December 15, the Fed funds futures were forecasting 100 basis point increase in rates, and today they are forecasting zero. So really not a great question, but right now, a nonevent. Mickey Schleien - Ladenburg Thalmann & Company Inc. - Analyst

FEBRUARY 03, 2016 / 01:00PM GMT, NEWT - Newtek Business Services Corp Conference Call on Tax Allocation,2015 Performance and 2016 Dividend Forcast 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Okay. And I just thought of one last follow-up. Can you give us any update on your project to sell the un-guaranteed portion of the 7a loans to liberate some capital? Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO Yes, I can. I think, as we sit here today, nothing done, and I think that's a second-half event. Mickey Schleien - Ladenburg Thalmann & Company Inc. - Analyst Second-half 2016? Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO If at all. Mickey Schleien - Ladenburg Thalmann & Company Inc. - Analyst Okay. Those are all my questions. I appreciate your time. Operator (Operator Instructions) Rob Brock, West Family Investments. Rob Brock - West Family Investments - Analyst I just had a couple of questions regarding your leverage. I think you had mentioned at the end of September your leverage was around 0.84, which is a little bit higher than you want it to be. Could you basically say what is it now -- and this kind of goes along with the question about an equity offering. You mentioned, do you have plenty of equity? Is it safe to say that you won't do an equity offering during 2016? And if you were, what are your thoughts on doing a dilutive offering if your stock is down here? And my second question and then I will hang up to listen is, with your stock basically trading so cheap as you obviously feel that it is, could you talk about core repurchases, whether you are thinking of expanding your corporate repurchase? Clearly capital is extremely important to your business, but at a 20% discount, is this something you are pursuing more aggressively at this point? Thanks. I will be quiet and listen now. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO Boy. I'll do the last point first, and it is a great question because we've been asked this by a lot of people. People unfortunately -- investors -- it's important that they understand that insiders and corporation -- we are blacked out, and we are blacked out actually from doing anything for most of the year. The Board is authorized to repurchase, and after we report earnings, within 48 hours, that window opens, and then we will be eligible to enact corporate repurchases and insiders can do repurchases. If you go and look at inside line, myself and other directors have been buyers of stock. By the way, I always chuckle when people laugh at my purchases. Well, I would suggest -- I will give them my phone number of my ex-wife, and they can see where she's got the liquidity and I don't. Putting that aside, I've been a buyer of shares my whole life here. Been a public company since 2000. I've always been a buyer, always believe what we are doing. So I think that's something that investors that are very sensitive to insider buying should take a look at us once we pass that 48-hour window. On the first question, you pointed to a 0.85 leverage number on September 30. So we did our capital markets raising of equity in Q4. And in addition, we put those extra shares out there. I can't give you an exact number because I would be giving you a number that is not board approved that auditors haven't looked at. I'm comfortable saying it will be significantly lower.

FEBRUARY 03, 2016 / 01:00PM GMT, NEWT - Newtek Business Services Corp Conference Call on Tax Allocation,2015 Performance and 2016 Dividend Forcast 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. I also think when you compare us to other BDCs, other BDCs do SBICs, and those SBICs, because it's government debentures, don't count as debt. But we don't have any current SBICs. So away from the accounting machinations, debt is debt. We are -- our business model is significantly less levered than the average BDC that's got SBICs and running at much higher rates. And part of that is going to be the benefit of the model and the cash flows. So we've always talked about risk for reward. We have small balance loans. They are floating-rate. They are not rates of 15% or 12% or 14% for the borrower. They have long schedules. We invest in businesses that we've owned and operated for over 10 years. So we're not investing in other people's businesses, although we clearly do that in the lending operation. But we've been a lender for 12 years. We're not new. We've been through up-and-down credit cycles. We've been through up-and-down interest rate cycles. So to get to your question, which is a tricky one, we do not believe we're going to be in a capital market raising equity in 2016. Now that could change. It could change based upon opportunity. It could change based upon the fact maybe we do a small ATM, provided that we need it. We take advantage of it. It was very -- the Company did the right thing by raising some equity. When I say the right thing, this is what's really hard for me as a CEO, Rob. We reported a 25% approximate return last year. I'm getting phone calls on January 4 and January 5 like, what's going on? It's like, man, the ink wasn't even dry. And I worked on Wall Street before I did this, and I had a boss who had a very interesting accent and -- I won't mention his name, but he used to come up to me on the trading desk and go, Barry, Barry, what have you done for me today, Barry? And I used to say to him, I did a $50 million interest rate swap yesterday. Well, no, Barry, that was yesterday; what about today? So on that basis, we are very comfortable with our $1.50 dividend. I hate diluting, and that is a very interesting term that is so misunderstood. I would beg to argue that we didn't dilute shareholders last year because we returned 25%. In the last three years, we've turned 88%. By the way, those returns should wipe out any question of whether this management team likes to dilute itself at its own expense for the benefit of the shareholders. Now I'm hopeful we can generate those kinds of returns this year. I think part of what we're doing today is trying to eliminate or reduce the infusion. It should get us back to and eliminate a significant or whole part of this discount to NAV. I find that, Rob, institutions like yourself have got a much better understanding of where we are, and nobody likes to share rates. Raising capital is part of what BDCs do. Now the other guys do it because they want higher fees. And maybe that's an aggressive statement, but that's one of their motivations. The bigger they are, the more base fee, the more shot they have in getting the incentive filled. It doesn't help us. So we have plenty of other tools in the toolbox. I've got a processing business that could be spun off into a separate public company. We have a lot of things that we could do in the event that we believe it was in the best interest of shareholders. So appreciate your question. I'm not going to be Bush 41 and say, read my lips, no new taxes. But it is our expectation that we do not want to go back to heavy market pricing. There is virtually no change -- although it is possible -- virtually no chance in the first six months, unlikely in Q3, Q4. We're going to go along. If there's an opportunity, we're going to do it. If we needed to keep the loan business going -- and the reality of it is, Rob, we did issue below NAV in the first raise that we did in the conversion. We did issue below NAV. That was extremely beneficial to stockholders because we were able to raise capital and deploy it at high rates of return. So hopefully I've answered your question. Rob Brock - West Family Investments - Analyst Great. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO Yes, without putting you to sleep. Sorry. Did I answer your question? Rob Brock - West Family Investments - Analyst

FEBRUARY 03, 2016 / 01:00PM GMT, NEWT - Newtek Business Services Corp Conference Call on Tax Allocation,2015 Performance and 2016 Dividend Forcast 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Yes, you answered the question, but just one follow-up question. The dividend of $1.50, should we anticipate it's going to be four payments of $0.375 each? Is that how you are planning on paying it or planning (inaudible) roundup at the end of the year based upon what the earnings are? Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO Appreciate that, Rob. Given that our business, unlike other BDCs -- and this is a really good question -- isn't coupons less debt and it's coupon clipping. Our businesses are very seasonally adjusted. We do more loans in the fourth quarter. The first quarter is typically weak. The Payment Processing business is very skewed to seasonal retail sales in the fourth quarter. So no, there will be a skewing toward the end of the year. And whether we put those quarterly numbers out there -- so one of the disadvantages we have is we go out a year in advance. One of the advantages we have as a management team is this gives me flexibility from quarter to quarter to grow my business, do the right thing for people that really invest in the Company and in the stock price. So I don't have to spend ungodly amounts of time explaining myself. So we'll need to think about that, but no, you will definitely have a skewed -- well, I take it back. I've got my legal officer giving me a funny face, which he is right. I've got to be careful of what I'm saying here. You've got to have -- it's going to be upward sloping. Historically, we've said 60% of our income comes in the second half of the year. I do not see that trend at the moment not continuing. Have you got one more question? Rob, are you -- are we good? Do you have any more -- Rob Brock - West Family Investments - Analyst I'm good. No, I'm good. Thank you very much for your time. Appreciate it. Operator Fred Small, Compass Point. Fred Small - Compass Point Research & Trading - Analyst Just on the equity raise or potential equity raise takeaways from what you said there, do you need shareholder approval or do you currently have shareholder approval to raise equity below NAV? Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO No, that's a yearly event. Fred Small - Compass Point Research & Trading - Analyst So you do have approval now or no? Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO No, we do not. Fred Small - Compass Point Research & Trading - Analyst Okay. Got it. And when do you -- or when would you request that? When would that happen?

FEBRUARY 03, 2016 / 01:00PM GMT, NEWT - Newtek Business Services Corp Conference Call on Tax Allocation,2015 Performance and 2016 Dividend Forcast 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO We don't know. Fred Small - Compass Point Research & Trading - Analyst Oh, okay. It's just at any time you could go out and request it. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO Well, I think that's a board decision. Typically that's part of the proxy, but that's something that the board decides. And there's been -- I will use the term little to no discussion of that. I mean the last time we had approval was in -- I think we got the approval in September of 2014. So we are almost a year and a half away from that. We haven't asked for approval. Fred Small - Compass Point Research & Trading - Analyst Got it. And just on your response to the previous question -- Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO And by the way, I will make this comment, Fred. Given our returns, investors should back us. Fred Small - Compass Point Research & Trading - Analyst Understood. On -- just related to your response to the previous question, it sounded like -- maybe parsing a little bit of the language -- the probability of an equity raise is higher in the back half of 2016 than the first half. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO It's higher but not -- we do not want -- at the moment, I wouldn't want to have to raise any stock right now. The markets are shot and they are ugly. So, yes. I can't see us -- first of all, there's no need to. Right now I've got to focus with my management team and Presidents and COOs, I'm putting money out. But one of the interesting things is -- and this is something that fascinates me. Are you a lagger or you are a leader? We are letting it -- so what is one of the best things that's happened about the market carnage? Well, things have gotten cheaper. So don't you really want to put money in the hands of people when they can buy cheaper assets? You're an analyst. Maybe you can answer one of my questions. I mean that's kind of what we do. Fred Small - Compass Point Research & Trading - Analyst It is a constant sort of contradiction in a lot of stocks like yours, but thanks a lot for your time. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO I understand. And clearly you don't want to invest in a falling knife, but that's not my view of the world at the moment. And we see that there are a lot of opportunities. But I will tell you our businesses are doing well, they are tracking well, we have a lot of capital, and investing in the existing businesses is probably a good thing. I would say given the hypersensitivity of capital markets at the moment, it's less likely that we will do acquisitions than more likely. Not to say that we won't do some, but I think right now we like what we're doing, we're generating good returns, and investors are happy with the returns that we have provided.

FEBRUARY 03, 2016 / 01:00PM GMT, NEWT - Newtek Business Services Corp Conference Call on Tax Allocation,2015 Performance and 2016 Dividend Forcast 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2016 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. I think that what we've seen in the last three to four weeks is confusion, and Fred, I appreciate you joining the call and making as well because we want you to report what management is forecasting or what is in our financial reports to contradict some of the confusion that seems to be in the market. And you guys can feel free to make your own prognostications and viewpoints of where interest rates are going or where prices of governments are going or whether this is a good management team or not or whether we have credibility. That's what we ask you to do. You make those calls. But all I can ask you to do is to get up early in the morning and come on to these calls and help clear up what I think is some confusion. We should not be lumped into other BDCs. Operator, any other questions? Operator And I'm showing no further questions at this time. Barry Sloane - Newtek Business Services Corp. - Chairman, President and CEO I appreciate everyone attending. This was a constructive call. I think we got a lot of things out on the record that needed to be out on the record, and [Jake Udo] and I are always free and able to take any questions or comments or concerns that any investor has. We are extremely transparent and look forward to reporting our earnings in early March. Thank you very much. Operator Ladies and gentlemen, thank you for participating in today's conference. This concludes today's program. You may all disconnect. Everyone have a great day. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward- looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. © 2016 Thomson Reuters. All Rights Reserved.